Exhibit 10.26
SECURITY AGREEMENT
     This Agreement, dated as of March 31, 2006, is made by and between Global Employment Holdings, Inc., a Delaware corporation (the “Debtor”), and Wells Fargo Bank, National Association (the “Secured Party”), acting through its Wells Fargo Business Credit operating division.
     Pursuant to a Credit and Security Agreement dated as of March 7, 2002 (as the same has been and may be amended, supplemented or restated from time to time, the “Credit Agreement”), the Secured Party has extended and may continue to extend credit accommodations to GLOBAL EMPLOYMENT SOLUTIONS, INC., a Colorado corporation (“Global”), EXCELL PERSONNEL SERVICES CORPORATION, an Illinois corporation (“Excell”), FRIENDLY ADVANCED SOFTWARE TECHNOLOGY, INC., a New York corporation (“Friendly”), TEMPORARY PLACEMENT SERVICE, INC., f/k/a Michael & Associates, Inc. and successor by merger to Temporary Placement Service, Inc., a Georgia corporation (“TPS”), SOUTHEASTERN STAFFING, INC., a Florida corporation (“Southeastern”), SOUTHEASTERN PERSONNEL MANAGEMENT, INC., a Florida corporation (“SPM”), MAIN LINE PERSONNEL SERVICES, INC., a Pennsylvania corporation (“Main Line”), BAY HR, Inc., a Florida corporation (“BHR”) and SOUTHEASTERN GEORGIA HR, INC., a Georgia corporation (“SGHR”) (Global, Excell, Friendly, TPS, Southeastern, SPM, Main Line, BHR and SGHR are each referred to herein as a “Borrower” and collectively as the “Borrowers”).
     As a condition to continuing to extend credit to the Borrowers, the Secured Party has required the execution and delivery of the Debtor’s Guaranty of even date herewith, guaranteeing the payment and performance of all obligations of each Borrower arising under or pursuant to the Credit Agreement (the “Guaranty”).
     As a further condition to continuing to extend credit to each Borrower under the Credit Agreement, the Secured Party has required the execution and delivery of this Agreement by the Debtor.
     ACCORDINGLY, in consideration of the mutual covenants contained in the Credit Agreement, the Guaranty and herein, the parties hereby agree as follows:
1. Definitions. All terms defined in the recitals hereto and the Credit Agreement that are not otherwise defined herein shall have the meanings given them in the recitals and the Credit Agreement. All terms defined in the UCC and not otherwise defined herein have the meanings assigned to them in the UCC. In addition, the following terms have the meanings set forth below or in the referenced Section of this Agreement:
     “Accounts” means all of the Debtor’s accounts, as such term is defined in the UCC.
     “Collateral” means, whether now owned or existing or hereafter acquired or arising or in which the Debtor now has or hereafter acquires any rights, all of the Debtor’s Accounts, chattel paper, deposit accounts, documents, Equipment, General Intangibles, goods, instruments, Inventory, Investment Property, letter-of-credit rights, letters of credit, all sums on deposit in any

Collateral Account, and any items in any Lockbox; together with (i) all substitutions and replacements for and products of any of the foregoing; (ii) in the case of all goods, all accessions; (iii) all accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed to or used in connection with any goods; (iv) all warehouse receipts, bills of lading and other documents of title now or hereafter covering such goods; (v) all collateral subject to the Lien of Secured Party; (vi) any money, or other assets of the Debtor that now or hereafter come into the possession, custody, or control of the Secured Party; and (vii) proceeds of any and all of the foregoing.
     “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.
     “Equipment” means all of the Debtor’s equipment, as such term is defined in the UCC.
     “Event of Default” has the meaning given in Section 6.
     “General Intangibles” means all of the Debtor’s general intangibles, as such term is defined in the UCC.
     “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services including, without limitation, “capital leases” in accordance with U.S. GAAP (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with U.S. GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above.

     “Insolvent” means (i) the present fair saleable value of the Debtor’s assets is less than the amount required to pay the Debtor’s total Indebtedness, (ii) the Debtor is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) the Debtor intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) the Debtor has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.
     “Intellectual Property Rights” means all actual or prospective rights arising in connection with any intellectual property or other proprietary rights, including all rights arising in connection with copyrights, patents, service marks, trade dress, trade secrets, trademarks, trade names or mask works.
     “Inventory” means all of the Debtor’s inventory, as such term is defined in the UCC.
     “Investment Property” means all of the Debtor’s investment property, as such term is defined in the UCC.
     “Lien” means any security interest, mortgage, deed of trust, pledge, lien, charge, encumbrance, title retention agreement or analogous instrument or device, including the interest of each lessor under any capitalized lease and the interest of any bondsman under any payment or performance bond, in, of or on any assets or properties of a Person, whether now owned or hereafter acquired and whether arising by agreement or operation of law.
     “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations, condition (financial or otherwise) or prospects of the Debtor and its Subsidiaries, taken as a whole, or on the transactions contemplated by the Guaranty, the Credit Agreement or the Merger and Share Exchange or by the agreements and instruments to be entered into in connection therewith, or on the authority or ability of the Debtor to perform its obligations under the Guaranty, the Credit Agreement or the agreements related to the Merger and Share Exchange.
     “Merger and Share Exchange” means the merger of a wholly-owned Subsidiary of the Debtor with and into Global, pursuant to which each share of the remaining equity securities of Global not acquired by the Debtor in the Share Purchase will be converted into the same number of shares of Common Stock as in the Share Purchase, and after giving effect to such merger the shareholders of Global immediately prior to the Share Purchase and such merger will own, on a fully-diluted basis following completion of the Share Purchase and such merger, not less than 97% of the Debtor’s common equity.
     “Obligations” means each and every debt, liability and obligation of every type and description which the Debtor may now or at any time hereafter owe to the Secured Party, whether such debt, liability or obligation now exists or is hereafter created or incurred and whether it is or may be direct or indirect, due or to become due, or absolute or contingent, including without limitation all obligations under the Guaranty.

     “Permitted Liens” means (i) the Security Interest, (ii) covenants, restrictions, rights, easements and minor irregularities in title which do not materially interfere with the Debtor’s business or operations as presently conducted, (iii) Liens in existence on the date hereof and described on Exhibit C hereto, or (iv) Liens securing repayment of the Secured Subordinated Debt.
     “Registration Rights Agreements” means the Registration Rights Agreement, dated as of March ___, 2006, by and among the Debtor and the purchasers of the Secured Subordinated Debt, the Registration Rights Agreement, dated as of March ___, 2006, by and among the Debtor and the purchasers of the Debtor’s Series A Preferred Stock and the Registration Rights Agreement, dated as of March ___, 2006, by and among the Debtor and the purchasers of the Debtor’s common stock.
     “Security Interest” has the meaning given in Section 2.
     “Share Purchase” means the acquisition of not less than 90% of Global’s equity by the Debtor, which entity shall be incorporated and in good standing in the State of Delaware.
     “UCC” means the Uniform Commercial Code as in effect from time to time in the State of Colorado.
2. Security Interest. The Debtor hereby grants the Secured Party a security interest (the “Security Interest”) in the Collateral to secure payment of the Obligations. The Debtor hereby represents and warrants to the Secured Party that neither the Debtor nor any of its Directors, Officers or agents has authorized the filing of any financing statement naming the Debtor as debtor and having any other party, other than the Secured Party or Amatis Limited, as secured party.
3. Representations, Warranties and Agreements. The Debtor hereby represents, warrants and agrees as follows:
     (a) Title. The Debtor (i) has absolute title to each item of Collateral in existence on the date hereof, free and clear of all Liens except the Permitted Liens, (ii) will have, at the time the Debtor acquires any rights in Collateral hereafter arising, absolute title to each such item of Collateral free and clear of all Liens except Permitted Liens, (iii) will keep all Collateral free and clear of all Liens except Permitted Liens, and (iv) will defend the Collateral against all claims or demands of all Persons other than the Secured Party and the holders of Permitted Liens. The Debtor will not sell or otherwise dispose of the Collateral or any interest therein, outside the ordinary course of business, without the prior written consent of the Secured Party.
     (b) Chief Executive Office; Identification Number. The Debtor’s chief executive office and principal place of business is located at the address set forth under its signature below. The Debtor’s federal employer identification number and organization identification number is correctly set forth under its signature below.
     (c) Location of Collateral. As of the date hereof, the tangible Collateral is located only in the states and at the address, as identified on Exhibit A attached hereto. The Debtor will not permit any tangible Collateral to be located in any state (and, if county filing is required, in any county) in which a financing statement covering such Collateral is required to be, but has not in fact been, filed in order to perfect the Security Interest.
     (d) Changes in Name, Constituent Documents, Location. The Debtor will not change its name, Constituent Documents, or jurisdiction of organization without the prior written consent of the Secured Party. The Debtor will not change its business address, without prior written notice to the Secured Party.
     (e) Fixtures. The Debtor will not permit any tangible Collateral to become part of or to be affixed to any real property without first assuring to the reasonable satisfaction of the Secured Party that the Security Interest will be prior and senior to any Lien then held or thereafter acquired by any mortgagee of such real property or the owner or purchaser of any interest therein. If any part or all of the tangible Collateral is now or will become so related to particular real estate as to be a fixture, the real estate concerned and the name of the record owner are accurately set forth in Exhibit B hereto.
     (f) Rights to Payment. Each right to payment and each instrument, document, chattel paper and other agreement constituting or evidencing Collateral is (or will be when arising, issued or assigned to the Secured Party) the valid, genuine and legally enforceable obligation, subject to no defense, setoff or counterclaim (other than those arising in the ordinary course of business), of the account debtor or other obligor named therein or in the Debtor’s records pertaining thereto as being obligated to pay such obligation. The Debtor will neither agree to any material modification or amendment nor agree to any forbearance, release or cancellation of any such obligation, and will not subordinate any such right to payment to claims of other creditors of such account debtor or other obligor.
     (g) Commercial Tort Claims. Promptly upon knowledge thereof, the Debtor will deliver to the Secured Party notice of any commercial tort claims it may bring against any Person, including the name and address of each defendant, a summary of the facts, an estimate of the Debtor’s damages, copies of any complaint or demand letter submitted by the Debtor, and such other information as the Secured Party may request. Upon request by the Secured Party, the Debtor will grant the Secured Party a security interest in all commercial tort claims it may have against any Person.
     (h) SEC Filings. As of their respective dates, all reports, schedules, forms, statements and other documents that the Debtor is required to file with the Securities and Exchange Commission comply in all material respects with the requirements of the Securities Act of 1933 or the Securities and Exchange Act of 1934, as the case may be, applicable to such documents and none of such documents contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
     (i) Investment Company Act. The Debtor is not, nor are any of its subsidiaries, required to register under the provisions of the Investment Company Act of 1940, as amended. Neither the entering into or performance by the Debtor of this Agreement, nor the execution, delivery and performance of the obligations by the Debtor under the Guaranty, this Agreement or any other agreement between the Debtor and the Secured Party or by the Debtor in favor of the Secured Party, violates any provision of the Investment Company Act of 1940, as amended or requires any consent, approval, or authorization of, or registration with, the Securities and Exchange Commission or any other governmental or public body of authority.
     (j) Financial Statements. The financial statements of the Debtor have been prepared in accordance with GAAP, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Debtor as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).
     (k) Absence of Certain Changes. Except as disclosed in Exhibit D, since January 2, 2005, there has been no change or development in the business, properties, operations, condition (financial or otherwise), results of operations or prospects of the Debtor that has had or could reasonably be expected to have a Material Adverse Effect. Except as set forth on Exhibit D, since January 2, 2005, the Debtor has not (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, in excess of $100,000 outside of the ordinary course of business, (iii) had capital expenditures, individually or in the aggregate, in excess of $500,000 or (iv) waived any material rights with respect to any indebtedness or other rights in excess of $100,000 owed to it. The Debtor has not taken any steps to seek protection pursuant to any bankruptcy law nor does the Debtor have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Debtor is not as of the date hereof Insolvent.
     (l) Indebtedness and Other Contracts. Except as disclosed in Exhibit D, neither the Debtor nor any of its Subsidiaries (i) has any outstanding Indebtedness, (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument would result in a Material Adverse Effect, (iii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Debtor’s Officers, has or is expected to have a Material Adverse Effect. Immediately after giving effect to the Merger and Share Exchange, the Debtor shall have no outstanding Indebtedness, other than the Guaranty, the notes evidencing the Secured Subordinated Debt, the obligations of the Debtor under any lease of real or personal property as lessee which is required under GAAP to be capitalized on its balance sheet and indebtedness relating to Permitted Liens.
     (m) Miscellaneous Covenants. The Debtor will:
     (i) keep all tangible Collateral in good repair, working order and condition, normal depreciation excepted, and will, from time to time, replace any worn, broken or defective parts thereof;

     (ii) comply with (A) all laws applicable to the Debtor and to the operation of its business (including, without limitation, any statute, rule or regulation relating to employment practices and employee benefits and to environmental, occupational and health standards and controls) and (B) all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws, securities laws and ERISA and the rules and regulations thereunder) except where failure to comply would not have a material adverse effect on the Debtor;
     (iii) file, on a timely basis, all reports, schedules, forms, statements and other documents that are required to be filed with the Securities and Exchange Commission;
     (iv) deliver to the Secured Party, promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Debtor, and copies of all annual, regular, periodic and special reports and registration statements which the Debtor may file or be required to file with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission), including, but not limited to, Form 10-Q, Form 10-K, Form 8-K and any registration statements or amendments;
     (v) deliver to the Secured Party on the same day as the release thereof, facsimile copies of all press releases issued by the Debtor;
     (vi) promptly pay all taxes and other governmental charges levied or assessed upon or against any Collateral or upon or against the creation, perfection or continuance of the Security Interest;
     (vii) at all reasonable times, permit the Secured Party or its representatives to examine or inspect any Collateral, wherever located, and to examine, inspect and copy the Debtor’s books and records pertaining to the Collateral and its business and financial condition and to send and discuss with account debtors and other obligors requests for verifications of amounts owed to the Debtor;
     (viii) keep accurate and complete records pertaining to the Collateral and pertaining to the Debtor’s business and financial condition and submit to the Secured Party such periodic reports concerning the Collateral and the Debtor’s business and financial condition as the Secured Party may from time to time reasonably request;
     (ix) promptly notify the Secured Party of any loss of or material damage to any Collateral or of any adverse change, known to the Debtor, in the prospect of payment of any sums due on or under any instrument, chattel paper, or account constituting Collateral;
     (x) if the Secured Party at any time so requests (after the occurrence of an Event of Default), promptly deliver to the Secured Party any instrument, document or chattel paper constituting Collateral, duly endorsed or assigned by the Debtor;

     (xi) at all times keep all tangible Collateral insured against risks of fire (including so-called extended coverage), theft, collision (in case of Collateral consisting of motor vehicles) and such other risks and in such amounts as the Secured Party may reasonably request, with any such policies containing a lender loss payable endorsement acceptable to the Secured Party;
     (xii) from time to time authorize or execute such financing statements as the Secured Party may reasonably require in order to perfect the Security Interest and, if any Collateral consists of a motor vehicle, execute such documents as may be required to have the Security Interest properly noted on a certificate of title;
     (xiii) pay when due or reimburse the Secured Party on demand for all costs of collection of any of the Obligations and all other out-of-pocket expenses (including in each case all reasonable attorneys’ fees) incurred by the Secured Party in connection with the creation, perfection, satisfaction, protection, defense or enforcement of the Security Interest or the creation, continuance, protection, defense or enforcement of this Agreement or any or all of the Obligations, including expenses incurred in any litigation or bankruptcy or insolvency proceedings;
     (xiv) authorize, execute, deliver or endorse any and all instruments, documents, assignments, security agreements and other agreements and writings which the Secured Party may at any time reasonably request in order to secure, protect, perfect or enforce the Security Interest and the Secured Party’s rights under this Agreement;
     (xv) not, without the prior written consent of the Secured Party, declare or pay any dividends (other than dividends payable solely in stock of Debtor) on any class of its stock or make any payment on account of the purchase, redemption or other retirement of any shares of such stock or other securities issued by the Debtor or any indebtedness or liability of the Debtor evidenced by or related to notes, bonds, debentures or similar obligations, including the agreements, instruments and documents evidencing the Secured Subordinated Debt, or make any distribution in respect thereof, either directly or indirectly; provided, however, that so long as no Event of Default (as defined in the Credit Agreement) has occurred and is continuing or will occur as a result of or immediately following any such payment, the Debtor may pay (a) each scheduled payment (but not prepayment) of interest under the Secured Subordinated Debt in an amount equal to such scheduled payment and (b) up to $1,300,000 in the aggregate in fees and penalties (but in no event for the payment of any amounts related to redemption) due and payable to the holders of the Secured Subordinated Debt, the holders of the Debtor’s Series A Preferred Stock and the holders of the Debtor’s common stock pursuant to the Registration Rights Agreements, the Debtor’s Senior Secured Convertible Notes, each dated as of March ___, 2006, payable to the order of the holders of the Secured Subordinated Debt, in the original aggregate principal amount of $30,000,000 and the Note Securities Purchase Agreement by and among Global and the holders of the Secured Subordinated Debt, so long as Global has delivered to the Secured Party prior written notice at least five Business Days prior to the date on which such payment is due that such fees or penalties will be due and payable; and

     (xvi) not use or keep any Collateral, or permit it to be used or kept, for any unlawful purpose or in violation of any federal, state or local law, statute or ordinance.
     (n) Secured Party’s Right to Take Action. The Debtor authorizes the Secured Party to file from time to time where permitted by law, such financing statements against collateral described as “all personal property” as the Secured Party deems necessary or useful to perfect the Security Interest. The Debtor will not amend any financing statements in favor of the Secured Party except as permitted by law. Further, if the Debtor at any time fails to perform or observe any agreement contained in Section 3(m), and if such failure continues for a period of ten (10) days after the Secured Party gives the Debtor written notice thereof (or, in the case of the agreements contained in clauses (vi) and (xi) of Section 3(m), immediately upon the occurrence of such failure, without notice or lapse of time), the Secured Party may (but need not) perform or observe such agreement on behalf and in the name, place and stead of the Debtor (or, at the Secured Party’s option, in the Secured Party’s own name) and may (but need not) take any and all other actions which the Secured Party may reasonably deem necessary to cure or correct such failure (including, without limitation the payment of taxes, the satisfaction of security interests, liens, or encumbrances, the performance of obligations under contracts or agreements with account debtors or other obligors, the procurement and maintenance of insurance, the execution of financing statements, the endorsement of instruments, the qualification and licensing of the Debtor to do business in any jurisdiction, and the procurement of repairs or transportation); and, except to the extent that the effect of such payment would be to render any loan or forbearance of money usurious or otherwise illegal under any applicable law, the Debtor shall thereupon pay the Secured Party on demand the amount of all moneys expended and all costs and expenses (including reasonable attorneys’ fees) incurred by the Secured Party in connection with or as a result of the Secured Party’s performing or observing such agreements or taking such actions, together with interest thereon from the date expended or incurred by the Secured Party at the highest rate then applicable to any of the Obligations. To facilitate the performance or observance by the Secured Party of such agreements of the Debtor, the Debtor hereby irrevocably appoints (which appointment is coupled with an interest) the Secured Party, or its delegate, as the attorney-in-fact of the Debtor with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file, in the name and on behalf of the Debtor, any and all instruments, documents, financing statements, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by the Debtor under this Section 3 and Section 4.
4. Rights of Secured Party. At any time and from time to time, whether before or after an Event of Default, the Secured Party may take any or all of the following actions:
     (a) Account Verification. The Secured Party may at any time and from time to time send or require the Debtor to send requests for verification of accounts or notices of assignment to account debtors and other obligors. The Secured Party may also at any time and from time to time telephone account debtors and other obligors to verify accounts.
     (b) Collateral Account. The Secured Party may establish a collateral account for the deposit of checks, drafts and cash payments made by the Debtor’s account debtors. If a collateral account is so established, the Debtor shall promptly deliver to the Secured Party, for deposit into said collateral account, all payments on Accounts and chattel paper received by it. All such payments shall be delivered to the Secured Party in the form received (except for the Debtor’s endorsement where necessary). Until so deposited, all payments on Accounts and chattel paper received by the Debtor shall be held in trust by the Debtor for and as the property of the Secured Party and shall not be commingled with any funds or property of the Debtor. All deposits in said collateral account shall constitute proceeds of Collateral and shall not constitute payment of any Obligation. Unless otherwise agreed in writing, the Debtor shall have no right to withdraw amounts on deposit in any collateral account.
     (c) Lockbox. The Secured Party may, by notice to the Debtor, require the Debtor to direct each of its account debtors to make payment directly to a special lockbox to be under the control of the Secured Party. The Debtor hereby authorizes and directs the Secured Party to deposit all checks, drafts and cash payments received in said lockbox into the collateral account established as set forth above.
     (d) Direct Collection. After an Event of Default, the Secured Party may notify any account debtor, or any other Person obligated to pay any amount due, that such chattel paper, Account, or other right to payment has been assigned or transferred to the Secured Party for security and shall be paid directly to the Secured Party. At any time after the Secured Party or the Debtor gives such notice to an account debtor or other obligor, the Secured Party may (but need not), in its own name or in the Debtor’s name, demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or securing, any such chattel paper, Account, or other right to payment, or grant any extension to, make any compromise or settlement with or otherwise agree to waive, modify, amend or change the obligations (including collateral obligations) of any such account debtor or other obligor.
5. Assignment of Insurance. The Debtor hereby assigns to the Secured Party, as additional security for the payment of the Obligations, any and all moneys (including but not limited to proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of the Debtor under or with respect to, any and all policies of insurance covering the Collateral, and the Debtor hereby directs the issuer of any such policy to pay any such moneys directly to the Secured Party. After the occurrence of an Event of Default, the Secured Party may (but need not), in its own name or in the Debtor’s name, execute and deliver proofs of claim, receive all such moneys, endorse checks and other instruments representing payment of such moneys, and adjust, litigate, compromise or release any claim against the issuer of any such policy.
6. Events of Default. Each of the following occurrences shall constitute an event of default under this Agreement (herein called “Event of Default”): (i) an Event of Default shall occur under the Credit Agreement; or (ii) the Debtor shall fail to pay any or all of the Obligations when due or (if payable on demand) on demand; (iii) the Debtor shall fail to observe or perform any covenant or agreement binding on it herein, in the Guaranty or in any other agreement between the Debtor and the Secured Party or by the Debtor in favor of the Secured Party; or (iv) Debtor shall take or participate in any action which would be prohibited under the provisions of any Subordination Agreement or make any payment on the Subordinated Indebtedness (as such term or any similar term is defined in any Subordination Agreement) that any Person was not entitled to receive under the provisions of such Subordination Agreement.
7. Remedies upon Event of Default. Upon the occurrence of an Event of Default and at any time thereafter, the Secured Party may exercise any one or more of the following rights and remedies: (i) declare all unmatured Obligations to be immediately due and payable, and the same shall thereupon be immediately due and payable, without presentment or other notice or demand; (ii) exercise and enforce any or all rights and remedies available upon default to a secured party under the UCC, including but not limited to the right to take possession of any Collateral, proceeding without judicial process or by judicial process (without a prior hearing or notice thereof, which the Debtor hereby expressly waives), and the right to sell, lease or otherwise dispose of any or all of the Collateral, and in connection therewith, the Secured Party may require the Debtor to make the Collateral available to the Secured Party at a place to be designated by the Secured Party which is reasonably convenient to both parties, and if notice to the Debtor of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in Section 9) at least ten (10) days prior to the date of intended disposition or other action; (iii) exercise or enforce any or all other rights or remedies available to the Secured Party by law or agreement against the Collateral, against the Debtor or against any other Person or property. The Secured Party is hereby granted a nonexclusive, worldwide and royalty-free license to use or otherwise exploit all Intellectual Property Rights owned by or licensed to the Debtor that the Secured Party deems necessary or appropriate to the disposition of any Collateral.
8. Other Personal Property. Unless at the time the Secured Party takes possession of any tangible Collateral, or within seven days thereafter, the Debtor gives written notice to the Secured Party of the existence of any goods, papers or other property of the Debtor, not affixed to or constituting a part of such Collateral, but which are located or found upon or within such Collateral, describing such property, the Secured Party shall not be responsible or liable to the Debtor for any action taken or omitted by or on behalf of the Secured Party with respect to such property.
9. Notices; Requests for Accounting. All notices and other communications hereunder shall be in writing and shall be (a) personally delivered, (b) sent by first class United States mail, (c) sent by overnight courier of national reputation, or (d) transmitted by telecopy, in each case addressed or telecopied to the party to whom notice is being given at its address or telecopier number as set forth below its signature or, as to each party, at such other address or telecopier number as may hereafter be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall be deemed to have been given on (i) the date received if personally delivered, (ii) when deposited in the mail if delivered by mail, (iii) the date sent if sent by overnight courier, or (iv) the date of transmission if delivered by telecopy. All requests under Section 9-210 of the UCC (i) shall be made in a writing signed by an authorized Person, (ii) shall be personally delivered, sent by registered or certified mail, return receipt requested, or by overnight courier of national reputation (iii) shall be deemed to be sent when received by the Secured Party and (iv) shall otherwise comply with the requirements of Section 9-210. The

Debtor requests that the Secured Party respond to all such requests which on their face appear to come from an authorized individual and releases the Secured Party from any liability for so responding. The Debtor shall pay Secured Party the maximum amount allowed by law for responding to such requests.
10. Miscellaneous. This Agreement has been duly and validly authorized by all necessary corporate action. This Agreement does not contemplate a sale of accounts, or chattel paper. This Agreement can be waived, modified, amended, terminated or discharged, and the Security Interest can be released, only explicitly in a writing signed by the Secured Party, and, in the case of amendment or modification, in a writing signed by the Debtor. A waiver signed by the Secured Party shall be effective only in the specific instance and for the specific purpose given. Mere delay or failure to act shall not preclude the exercise or enforcement of any of the Secured Party’s rights or remedies. All rights and remedies of the Secured Party shall be cumulative and may be exercised singularly or concurrently, at the Secured Party’s option, and the exercise or enforcement of any one such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other. The Secured Party’s duty of care with respect to Collateral in its possession (as imposed by law) shall be deemed fulfilled if the Secured Party exercises reasonable care in physically safekeeping such Collateral or, in the case of Collateral in the custody or possession of a bailee or other third person, exercises reasonable care in the selection of the bailee or other third person, and the Secured Party need not otherwise preserve, protect, insure or care for any Collateral. The Secured Party shall not be obligated to preserve any rights the Debtor may have against prior parties, to realize on the Collateral at all or in any particular manner or order, or to apply any cash proceeds of Collateral in any particular order of application. This Agreement shall be binding upon and inure to the benefit of the Debtor and the Secured Party and their respective successors and assigns and shall take effect when signed by the Debtor and delivered to the Secured Party, and the Debtor waives notice of the Secured Party’s acceptance hereof. The Secured Party may execute this Agreement if appropriate for the purpose of filing, but the failure of the Secured Party to execute this Agreement shall not affect or impair the validity or effectiveness of this Agreement. A carbon, photographic or other reproduction of this Agreement or of any financing statement signed by the Debtor shall have the same force and effect as the original for all purposes of a financing statement. This Agreement shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of Colorado. If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications which can be given effect and this Agreement shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or prescribed hereby. All representations and warranties contained in this Agreement shall survive the execution, delivery and performance of this Agreement and the creation and payment of the Obligations. The parties hereto hereby (i) consent to the personal jurisdiction of the state and federal courts located in the State of Colorado in connection with any controversy related to this Agreement; (ii) waive any argument that venue in any such forum is not convenient; (iii) agree that any litigation initiated by the Secured Party or the Debtor in connection with this Agreement or the other Loan Documents may be venued in either the state or federal courts located in the City and County of Denver, Colorado; and (iv) agree that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

11. THE PARTIES WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED ON OR PERTAINING TO THIS AGREEMENT.
[The remainder of this page intentionally left blank.]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION, acting through its Wells Fargo Business Credit operating division		GLOBAL EMPLOYMENT HOLDINGS, INC.

By:	/s/ PAMELA R. CATES	By:	/s/ HOWARD BRILL

Name:	Pamela R. Cates	Name:	Howard Brill
Its:	Vice President	Its:	Chief Executive Officer and President

Address:		Address:
Wells Fargo Business Credit		9090 Ridgeline Blvd., Suite 205
MAC-C7300-210		Littleton, Colorado 80129
1740 Broadway		Attention: Chief Financial Officer
Denver, Colorado 80274		Employer identification number: 43-2069359
Telecopier: (303) 863-4904		Organizational identification number:
Attention: Martin Tracy		DE 3805232
e-mail: martin.e.tracy@wellsfargo.com

EXHIBIT A
LOCATION OF COLLATERAL
9090 Ridgeline Blvd., Suite 205
Littleton, Colorado 80129

A-1

EXHIBIT B
LEGAL DESCRIPTION
NONE/NO FIXTURES

B-1

EXHIBIT C
PERMITTED LIENS
NONE

C-1

EXHIBIT D
ABSENCE OF CERTAIN CHANGES; INDEBTEDNESS
NONE

D-1